UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 10, 2011 (January 4, 2011)
QR Energy, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35010 (Commission File Number)	90-0613069 (IRS Employer Identification No.)
5 Houston Center
1401 McKinney Street, Suite 2400
Houston, Texas 77010
(Address of principal executive office) (Zip Code)
(713) 452-2200
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a meeting on January 4, 2011, the Board of Directors (the “Board”) of QRE GP, LLC (the “Company”), the general partner of QR Energy, LP (the “Partnership”), elected Stephen A. Thorington as a director. Mr. Thorington will serve on the Audit Committee and the Conflicts Committee of the Board.
     There are no understandings or arrangements between Mr. Thorington and any other person pursuant to which Mr. Thorington was elected to serve as a director of the Company. There are no relationships between Mr. Thorington and the Company, the Partnership or any of the Partnership’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As an independent director, Mr. Thorington will receive compensation in accordance with the Company’s policies for compensating independent directors, including any long-term equity incentive awards under the Company’s Long-Term Incentive Plan (the “LTIP”).
     In connection with Mr. Thorington’s election to the Board, he received an initial equity award of 3,750 common units, which were issued under the LTIP. In addition, the Company also entered into an indemnification agreement with Mr. Thorington on January 4, 2011. A copy of the indemnification agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.
     The indemnification agreement provides for indemnification of Mr. Thorington to the fullest extent permitted under Delaware law. Specifically, the indemnification agreement provides for indemnification for expenses, liabilities, judgments, penalties, fines and amounts paid in settlement in connection with proceedings brought against Mr. Thorington as a result of his service as a director of the Company. In addition, the indemnification agreement provides for mandatory indemnification in the event of a successful defense and for the advancement of expenses when certain conditions are met. The indemnification provided for under the indemnification agreement is not exclusive of any other rights to indemnification; however, double payment is prohibited.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 of the Partnership’s Registration Statement on Form S-1 (File No. 333-169664) initially filed on September 30, 2010).
99.1	Press Release of QR Energy, LP dated January 10, 2011
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP
By:	QRE GP, LLC, its general partner

Dated: January 10, 2011

By:	/s/ Gregory S. Roden
	Name:	Gregory S. Roden
	Title:	Vice President and General Counsel

EXHIBIT INDEX

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 of the Partnership’s Registration Statement on Form S-1 (File No. 333-169664) initially filed on September 30, 2010).
99.1	Press Release of QR Energy, LP dated January 10, 2011